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                                                                     EXHIBIT 3.2

                                    BY-LAWS
                                       OF
                            DOLE FOOD COMPANY, INC.
                      (as amended through March 25, 1993)

ARTICLE I

Stockholders

(1)  Meetings.  An annual meeting of the stockholders shall be held each
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calendar year during such month and at such time and place as the president shall direct for the purpose of electing directors and an auditor and for the transaction of such other business as may be brought before the meeting.

Special meetings of the stockholders shall be called upon the request in writing of the president, or in his absence, a vice president, or by a vote of a majority of the board of directors, or upon the request in writing of stockholders of the corporation representing not less than one-third of the outstanding voting stock.

(2)  Notices.  Notices of all meetings, annual or special, shall specify the
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place, day and hour of the meeting, and shall be mailed at least fifteen days before such meeting, postage prepaid and addressed to each holder of voting stock at his address as it appears on the books of the corporation. Notice of every special meeting shall indicate briefly its purposes.

(3)  Quorum.  The holders of a majority of the shares of the outstanding voting
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stock of the corporation, present in person or by proxy at any meeting of the stockholders, shall constitute a quorum for the transaction of business, and any decision of a majority of such quorum shall be valid and binding upon the corporation, except as otherwise specifically provided by law, the articles of association or these by-laws, or the resolution of the board of directors creating any series of preferred stock.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy any meeting, annual or special, duly called and noticed, holders of a majority of the shares present in person or by proxy may adjourn from time to time without other notice than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present any business may be transacted which could have been transacted at the meeting as originally called.

(4)  Voting.  At each meeting of the stockholders each holder of voting stock
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shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such stockholder or by his duly authorized attorney. Each holder of voting stock shall have one vote for each full share of voting stock registered in his name and a fraction of a vote equal to each fractional share of voting stock so registered, subject, however, to

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the provisions of Section (4) of ARTICLE VII of these by-laws with respect to the determination of stockholders entitled to vote. The holders of the outstanding shares from time to time of the common stock and of any preferred stock which has voting rights shall vote together on all matters referred to the stockholders, including the election of directors; provided, however, that the foregoing is subject to any provisions of law or the articles of association or the resolution of the board of directors creating any series of preferred stock requiring with respect to any matter the approval or consent of the holders of any designated percentage of the outstanding shares of stock of any class or any series of any class. All provisions of these by-laws which specify or relate to the powers of the stockholder or to action which may be taken by the stockholders at or in connection with the meeting thereof shall be interpreted as referring to the holders of shares of voting stock of the corporation.

(5)  Determination of Contested Elections.  Prior to any meeting of the
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stockholders called for the election of directors where there are more candidates for election to the board of directors than there are directors to be elected at such meeting (a "Contested Election"), the board of directors shall appoint an inspector of election (the "Inspector"). No director or candidate for the office of director shall be appointed as the Inspector. The corporation shall enter into an agreement with the Inspector providing that the Inspector shall determine the authenticity, validity and effect of proxies, votes and ballots and shall certify to the corporation the results of each vote taken by stockholders at such Contested Election on such date as the Inspector shall have finally determined such results (the "Determination Date").

The nominees for election to the board of directors in a Contested Election who are certified by the Inspector as having been elected shall be deemed to be duly elected and qualified upon the expiration of three business days following the Determination Date; provided, however, that in the event any court proceedings are commenced which challenge or dispute the results of such Contested Election, the nominees whose election is in dispute shall not be deemed to be duly elected and qualified until all such court proceedings, including appeals, shall have been fully concluded.

(6) No holder of shares of any stock of any class of the corporation shall be entitled to cumulate his votes in the election of directors.

(7)  Conduct of Meetings of Stockholders by Presiding Officer.  The officer of
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the corporation who is the presiding officer at any meeting of the stockholders of the corporation shall have the power (A) to determine the procedure to be followed in presenting and voting upon all business that may be transacted at the meeting and (B) to adjourn a meeting, duly called and noticed, at which a quorum is present in person or by proxy if a matter to be considered and acted upon at the meeting requires the affirmative vote of more than a majority of a quorum at the meeting voting in person or by proxy and at the meeting as originally duly called and noticed (i) the number of shares voted in person or by proxy in favor of such matter is insufficient to approve it and (ii) the number

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of shares voted in person or by proxy against such matter is insufficient to disapprove it. Shares which are voted in person or by proxy as abstaining from voting on any such matter shall be deemed not to have voted on such matter for the purposes of this section. At any adjourned meeting which has been adjourned by the presiding officer as approved in this section, any business may be transacted which could have been transacted at the meeting as originally called if a quorum is present.

ARTICLE II

Board of Directors

(1)  General.  The Management of all of the affairs, business and property of
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the corporation shall be vested in the board of directors.  No director need be a stockholder.  The number of directors shall be seven.

Notwithstanding any other provision of these by-laws, each director shall continue in office until his successor is duly elected and qualified or until his earlier removal in the manner provided in Section (6) of this Article II, resignation in the manner provided in Section (9) of this Article II or death.

In the event holders of any preferred stock or any series of preferred stock are entitled to elect directors, such holders shall be entitled to elect the number of directors provided for in the resolution authorizing the issuance of such stock subject to and upon the terms and conditions of such resolution, notwithstanding any limitation on the maximum number of directors provided for in this Section or any other conflicting provisions of these by-laws.

(2)  Vacancies.  If any vacancy shall occur in the board of directors by reason
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of resignation, removal or death, increase in the number of directors or otherwise, such vacancy may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

In the event that the resignation of any director shall specify that it shall take effect at a future date, the vacancy resulting from such resignation may be filled in the same manner as provided in the immediately preceding sentence.

(3)  Meetings.  The board of directors may hold meetings in such place as the
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board of directors from time to time may determine.  A meeting of the board of directors elected at the annual meeting of the stockholders shall be held at the place of such annual meeting and as soon as practicable thereafter, and no notice thereof shall be necessary.

(4)  Notice.  The secretary shall give notice, orally or in writing, of each
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meeting of the board of directors (except the meeting following the annual meeting of stockholders) to each director at least one day before the meeting. The failure to give notice shall not invalidate any action at a meeting of the board of directors if a quorum is present. The presence of

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any director at a meeting shall be the equivalent of a waiver of the requirement of the giving of notice of said meeting to such director.

(5)  Quorum.  At all meetings of the board of directors, the presence in person
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of a majority of the total number of directors then holding office shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the articles of association or by these by-laws, if a quorum shall be present, the act of a majority of the directors present shall be the act of the board of directors.

(6)  Removal.  The stockholders of the corporation may at any special meeting of
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the stockholders remove from office any director or directors, for cause, and in the case of any such removal the vacancies on the board of directors arising from such removal shall be filled by the remaining directors in accordance with the provisions of Section (2) of this Article II. In addition, the board of directors of the corporation, by the affirmative vote of a majority of the whole board, may remove from office any director or directors, for cause, and may fill the vacancies arising from such removal in accordance with the provisions of Section (2) of this Article II. "Cause" shall mean malfeasance in office, harassment of other directors or the officers or employees of the corporation or other conduct which, in the opinion of the stockholders or the majority of the whole board of directors, is inimical or prejudicial to the interest of the corporation.

(7)  Action Without Meetings.  Notwithstanding any other provisions of these by-
     ------------------------
laws relating to meetings of the board of directors, any action required or permitted to be taken at any meeting of the board of directors, or of a committee of the directors, may be taken without a meeting if all of the directors or all of the members of the committee, as the case may be, sign a written consent or written consents setting forth the action taken or to be taken at any time before or after the intended effective date of such action. Such consent or consents shall be filed with the minutes of the directors' meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.

(8)  Nomination of Director Candidates.  Nominations of candidates for election
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to the board of directors of the corporation at any meeting of the stockholders called for election of directors (an "Election Meeting") may be made by the board of directors or by any stockholder entitled to vote at such Election Meeting.

Nominations made by the board of directors shall be made at a meeting of the board of directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting. At the request of the secretary of the corporation, each person so nominated by the board of directors shall provide the corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation's proxy statement soliciting proxies for his election as a director.

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Not less than 30 days prior to the date of an Election Meeting, any stockholder who intends to make a nomination of a candidate for election to the board of directors of the corporation at such Election Meeting shall deliver a notice to the secretary of the corporation setting forth (i) the name, age, business address and residence address of each such intended nominee, (ii) the principal occupation or employment of each such intended nominee, (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such intended nominee and (iv) such other information concerning each such intended nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of each such nominee; provided, however, that any such notice of nomination for the
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1984 annual meeting of stockholders may be delivered at any time prior to the close of business on September 14, 1984. Such notice shall include a signed consent of each such intended nominee to serve as a director of the corporation, if elected.

In the event that a person is validly designated as a nominee in accordance with the procedures specified above and shall thereafter become unable or unwilling to stand for election to the board of directors, the board of directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

(9)  Resignation.  Any director may resign at any time by giving written notice
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to the board of directors, the president or the secretary.  Such resignation shall take effect upon such date as shall be stated therein or, if no effective date is so stated, upon receipt thereof.

ARTICLE III

Executive Committee and Other Committees

(1)  Executive Committee. There may be an executive committee consisting of the
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president, and not more than four other persons who shall be members of the board of directors and who shall be appointed and may be removed by the board of directors at any time.

During the intervals between meetings of the board of directors, the executive committee shall possess and may exercise any powers of the board of directors which are delegated to it by the board of directors, and shall meet at the call of the president or any two members of the committee.

Vacancies or temporary vacancies in the executive committee shall be filled by the board of directors. A majority of the committee shall constitute a quorum, and in every case the affirmative vote of a majority of the members of the committee shall be necessary to the validity of any act of the committee.

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Regular minutes of proceedings shall be kept in a book provided for that purpose. All action by the executive committee, and its minutes, shall be reported to the board of directors at its next succeeding meeting for such action as the board of directors deems proper.

(2)  Other Committees.  The board of directors may create and appoint from its
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own membership or otherwise such general or special committee or committees as it deems desirable.

ARTICLE IV

Officers

(1)  Principal Officers.  The principal officers of the corporation shall be a
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president, one or more vice presidents, a secretary, a treasurer, one or more controllers, one of whom shall be designated as the principal accounting officer, and in addition thereto, in the discretion of the board of directors, a chairman of the board and a vice chairman of the board, all of whom shall be elected annually by the board of directors at its first meeting after the annual meeting of stockholders and shall serve for one year and/or until their successors shall have been elected, provided, that the number of vice presidents may be changed from time to time by the board of directors at any meeting of the board and if increased at any time the additional vice president or vice presidents shall be elected by the board of directors, and provided, further, that the chairman of the board may be elected at any time by the board of directors.

(2)  Other Officers.  The board of directors may elect such other officers as it
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deems necessary, who shall have such authority and perform such duties as from time to time may be prescribed by the board of directors. One person may hold more than one office.

(3)  Removal and Vacancies.  All officers shall be subject to removal at any
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time by the affirmative vote of a majority of the whole board of directors.  If the office of any officer shall become vacant for any reason the board of directors may elect a successor.

(4)  Qualifications.  The chairman of the board, if any, and the president shall
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be elected from among the directors.  The vice president(s), the secretary, the treasurer, the controller(s) and such other officers as may be elected from time to time need not be directors. No officer need be a stockholder.

(5)  Chairman of the Board.  Whenever there shall be a chairman of the board of
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directors he shall preside at all meetings of the board of directors.  He shall have such other powers and perform such other duties as may be assigned to him by the board of directors.

(6)  President.  The president shall preside at all meetings of the
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stockholders.  He shall preside at all meetings of the board of directors in the absence of the chairman of the board.

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Subject to the board of directors, he shall have general charge of the business of the corporation.

The president shall have the powers and perform the duties customarily incidental to this office and such other powers and duties as may be assigned to him by the board of directors.

(7)  Vice Presidents.  The board of directors may elect one or more vice
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presidents, who shall in the order determined by the board of directors perform the duties of the president during his absence or disability or whenever the office is vacant. The board of directors may designate the vice president who shall be first in order to perform the duties of the president, as the executive vice president. The several vice presidents shall have such other powers and perform such other duties as may be assigned to them by the board of directors.

(8)  Treasurer.  The treasurer shall be the financial officer of the
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corporation.  Except insofar as some other officer or employee shall from time to time be expressly authorized and instructed so to do, the treasurer shall receive and receipt for, either personally or by an employee authorized by him so to do, all checks and drafts of the corporation; pay all debts of the corporation under direction of the board of directors; keep safely all notes, stocks, bonds, deeds and all evidences of property belonging to the corporation, have custody of all moneys either belonging to the corporation, or in its charge, and properly care for the same; and shall have such other powers and duties as assigned to him by the board of directors.

(9)  Assistant Treasurers.  The board of directors may elect one or more
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assistant treasurers who shall, in the order determined by the board of directors, perform the duties of the treasurer during his absence or disability or whenever the office is vacant. Each assistant treasurer shall have such powers and perform such duties as may be assigned to him by the board of directors.

(10) Secretary.  The secretary shall keep the minutes of all meetings of the
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board of directors and the stockholders in books provided for that purpose; he shall attend to the giving and serving of all notices of the corporation. The secretary shall have the powers and perform the duties customarily incidental to this office and such other powers and duties as may be assigned to him from time to time by the board of directors.

(11) Assistant Secretaries.  The board of directors may elect one or more
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assistant secretaries, who shall, in the order determined by the board of directors, perform the duties of the secretary during his absence or disability or whenever the office is vacant. Each assistant secretary shall have such powers and perform such duties as may be assigned to him by the board of directors.

(12) Controller-Accounting.  The controller-accounting shall be the principal
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accounting officer of the corporation.  Except insofar as some other officer or employee shall from time to time be expressly authorized and instructed so to do, the controller-accounting shall keep

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all financial books of the corporation; keep thorough and proper accounts of the financial transactions of the corporation and render statements of the same in such form and at such times as the board of directors shall require; maintain a system of budgeting control; prepare and render to such governmental officials having the right to so require, tax returns and all exhibits, reports and other instruments required by law; and have such other powers and duties as may be assigned to him by the board of directors.

(13) Assistant Controllers.  The board of directors may elect one or more
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assistant controllers, who shall, in the order determined by the board of directors, perform the duties of the controller during his absence or disability or whenever the office is vacant. Each assistant controller shall have such powers and perform such duties as may be assigned to him by the board of directors.

(14) Stock in Other Corporations.  Unless the board of directors otherwise
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directs with respect to any meeting or meetings of the stockholders of any corporation shares of the stock of which are owned by the corporation, whether or not such corporation is a subsidiary of the corporation, the president or the chairman of the board or a vice president shall have full authority to attend any meeting of the stockholders of any such corporation and to vote at such meeting the shares of stock of such corporation owned by the corporation; and the president or the chairman of the board or a vice president shall have full authority to execute on behalf of the corporation any proxy authorizing any other person or persons to vote the shares of stock of any such corporation owned by the corporation at any meeting or meetings of the stockholders of any such corporation. Unless the board of directors otherwise directs, the presence at any meeting of the stockholders of any such corporation of an officer above listed of the corporation shall supersede as to such meeting any proxy.

ARTICLE V

Auditor

The auditor shall be elected by the stockholders at their annual meeting to serve until the next annual meeting and thereafter until a successor is elected.

ARTICLE VI

Execution of Instruments

All checks, drafts, notes, bonds, acceptances, deeds, leases, contracts and all other instruments, shall be signed by such person or persons as may be designated by general or special resolution of the board of directors, and in the absence of any such general or special resolution applicable to any such instrument then such instrument shall be signed by the president or a vice president and by the treasurer or the secretary or the controller or an assistant secretary or an assistant treasurer or an assistant controller. The board of directors

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may by resolution provide for the use of facsimile signatures on any instrument and may also provide that any instrument may be sealed with the facsimile seal of the corporation.

ARTICLE VII

Capital Stock

(1)  Certificates.  The certificates for shares of the capital stock of the
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corporation shall be in such form and not inconsistent with the articles of association as shall be approved by the board of directors. The certificates shall be sealed with the corporate seal and signed by the president or a vice president and countersigned by the treasurer or the secretary, provided, however, that the board of directors may provide that certificates shall be sealed with only the facsimile seal of the corporation and signed only with the facsimile signature of the president or a vice president and countersigned only with the facsimile signature of the treasurer or the secretary. The name of the person owning the shares represented by each certificate, with the number of such shares and the date of issue, shall be entered on the corporation's stock books.

(2)  Transfer of Shares.  Transfer of shares of stock may be made by endorsement
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and delivery of the certificate.  No such transaction shall be valid, except between the parties thereto, until a new certificate shall have been obtained or the transfer shall have been recorded on the books of the corporation so as to show the date of transfer, the parties thereto, and the number and description of the shares transferred. Upon the surrender of any certificate it shall be cancelled.

(3)  Regulations.  The board of directors shall have power and authority to make
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all such rules and regulations as it deems expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

(4)  Fixing of Record Date.  In lieu of closing the stock transfer books of the
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corporation, the board of directors may fix in advance a date, not more than sixty days nor less than ten days preceding the date of any meeting of stockholders and not more than sixty days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the holders of capital stock of the corporation entitled to notice of, and to vote at, any such meeting or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. A determination of the stockholders of record entitled to notice of or to vote at a

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meeting of the stockholders shall apply to any adjournment of such meeting;
provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(5)  Lost Certificates.  The directors, subject to such rules and regulations as
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they may from time to time adopt, may order a new certificate of stock to be issued in the place of any certificate of the corporation alleged to have been lost, destroyed or mutilated, but the board of directors may, in its discretion, refuse to replace any lost certificate save upon the order of some court having jurisdiction in such matters.

(6)  Holders of Record.  The corporation shall be entitled to treat the holder
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of record of any share or shares of its capital stock as the holder in fact thereof for any purpose whatsoever and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other claimant thereto.

(7)  Seal.  The corporation shall have a corporate seal of such form and device
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as the board of directors shall from time to time determine, which seal shall be in the charge of the secretary. When directed by the board of directors, a duplicate seal may be kept and used by such other officers or agents as the board may direct.

ARTICLE VIII

Indemnification

(1) The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a

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director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this corporation unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee or agent of the corporation or of any division of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion to the corporation or (iii) by a majority vote of the shareholders.

(5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in a particular case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(6) Any indemnification pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the

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benefit of heirs, executors and administrators of such a person.

(7) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.*

(8) This Article shall be effective with respect to any person who is a director, officer, employee or agent of the corporation at any time on or after June 8, 1973 with respect to any action, suit or proceeding pending on or after that date, by reason of the fact that he is or was, before or after that date, a director, officer, employee or agent of the corporation or is or was serving, before or after that date, at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

* Any such insurance may be procured from any insurance company designated by the board of directors, including any insurance company in which the corporation shall have an equity or other interest, through stock ownership or otherwise.

ARTICLE IX

Limitation of Liability of Directors

The personal liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Hawaii law, including, without limitation, to the fullest extent permissible under Section 415-48.5 of the Hawaii Revised Statutes, as amended from time to time. No repeal or amendment of this Article directly or by adoption of an inconsistent provision of the Articles of Association or these by-laws will be effective with respect to the liability of a director for acts or omissions occurring prior to such repeal or amendment.

ARTICLE X

Amendment of By-Laws

These by-laws may be amended, altered, or repealed and new by-laws may be adopted by the affirmative vote of a majority of the members of the board of directors of the corporation, subject to repeal or change by action of the stockholders.

Notwithstanding anything contained in the preceding paragraph of this Article to the contrary, the affirmative vote of the holders of two-thirds of the shares of the corporation represented

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and having voting power at a stockholders meeting (provided that the vote also constitutes a majority of the outstanding shares having voting power) shall be required to alter, amend or repeal, or adopt any provision inconsistent with
Article IX of these by-laws relating to the limitation of directors or to alter, amend or repeal this paragraph.

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